FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made as of the 28 day of October, 2009, between Federal Deposit Insurance Corporation as Receiver of Silverton Bank, N.A. ("Lender") and BancTrust Financial Group, Inc., an Alabama corporation ("Borrower").

RECITALS:

WHEREAS, The Bankers Bank, N.A. ("The Bankers Bank") made a loan (the "Loan") to Borrower in the original principal amount of up to Thirty-Eight Million Dollars ($38,000,000.00), as evidenced by that certain Promissory Note dated October 16, 2007 from Borrower to The Bankers Bank (as amended from time to time, the "Note");

WHEREAS, the Note is secured, in part, by that certain Loan Agreement between Borrower and The Bankers Bank dated October 16, 2007 (as the same may have been further amended from time to time, the "Loan Agreement" and, together with the Note and all other documents evidencing, securing or relating to the Loan Agreement and the Note, the "Loan Documents");

WHEREAS, the name of The Bankers Bank was changed to Silverton Bank, N.A. on January 1, 2008;

WHEREAS, Federal Deposit Insurance Corporation was appointed as Receiver of Silverton Bank, N.A. on or about May 1, 2009;

WHEREAS, the "Lender" under the Loan Agreement is now Federal Deposit Insurance Corporation as Receiver of Silverton Bank, N.A.; and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby amend the Loan Agreement as follows:

  Modification of Loan Agreement.
    Section 4.03(a) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

    Maximum Amount of Non-Performing Assets. The amount of Borrower's Non-Performing Assets (defined below) shall not exceed Two Hundred Million Dollars ($200,000,000.00) at the end of any calendar quarter. "Non-Performing Assets" shall mean the aggregate sum of the Borrower's consolidated (i) Cash Basis Loans, (ii) loans 90 days or more past due, (iii) Renegotiated Loans, (iv) Other Real Estate Owned and (v) loans defined as "other non-performing assets" on Borrower's consolidated financial statements. For purposes of determining the interest rate under the Note, the "Non-Performing Assets Ratio" shall be calculated as the quotient of (i) Non-Performing Assets divided by (ii) the sum of (a) total loans and (b) Other Real Estate Owned. For purposes of determining the interest rate under the Note, the Non-Performing Assets Ratio shall be (1) less than or equal to one and 25/100ths percent (1.25%) prior to September 30, 2009 and (2) less than or equal to one percent (1.00%) on or after October 1, 2009.

    Section 4.03(b) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

    Loan Loss Reserve. The Borrower shall not permit the Allowance for Loan and Lease Losses of any of the Bank Subsidiaries to fall below 3.00% of its gross loans at any time. The Allowance for Loan and Lease Losses shall be measured quarterly.

    Section 4.03(e) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

    Classified assets. At all times the total of the Borrower's assets which are classified as "substandard" and "doubtful" shall be less than Two Hundred Seventy-Five Million Dollars ($275,000,000.00).

    The proviso at the end of Section 6.01(c), which reads, "and, provided further that, failure to satisfy the Non-Performing Assets Ratio standards set forth in Section 4.03(a) shall not be deemed an Event of Default until such Non-Performing Ratio exceeds 5.00%," shall be deleted.
  Miscellaneous.
    Any and all references to the Loan Agreement in the existing Loan Documents shall be deemed to refer to such Loan Agreement as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any of the existing Loan Agreement, the terms and provisions of this Amendment shall control. Except as expressly amended herein, the Loan Agreement and Loan Documents shall remain unchanged and in full force and effect, and the parties hereto hereby ratify and confirm all terms of the Loan Agreement and the Loan Documents as modified herein.
    Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Agreement.
    Borrower hereby represents and warrants to Lender that (i) Borrower has the legal power and authority to execute and deliver this Amendment; (ii) the officers/members/managers of Borrower have been duly authorized to execute and deliver this Amendment and bind Borrower with respect to the provisions hereof; (iii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, it has been obtained; and (iv) this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.
    Borrower acknowledges and agrees that each and every document, instrument or agreement, if any, which at any time has secured payment of the Loan including, but not limited to, the Note, the Loan Agreement, and all the other Loan Documents, each hereby continues to secure prompt payment when due of the Loan.
    Borrower represents and warrants that (i) upon execution of this Amendment, no default will exist under the Loan Documents, (ii) no default under any of the Loan Documents will occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof, (iii) the undersigned are duly authorized officer(s) of Borrower, (iv) such officer(s) have the power and authority to execute this Amendment and to modify the Loan Agreement as provided herein, and (v) it presently has no claims or actions of any kind at law or in equity against Lender arising out of or in any way relating to the Loan Documents.
    This Amendment embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Agreement or the Loan Documents, a waiver of any default or Event of Default under the Loan Agreement or under any of the Loan Documents, or a waiver or release of any of Lender's rights and remedies (all of which are hereby reserved).
    Time is of the essence of this Amendment.
    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or when sent by e-mail as an Adobe Acrobat file (an "Adobe File") shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission or Adobe File shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or Adobe File.
    This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama, excluding its conflict of laws rules.
    This Amendment shall govern and apply with respect to Borrower's covenants as of September 30, 2009.

[SIGNATURES BEGIN ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and sealed as of the date first above written.

BORROWER:
BancTrust Financial Group, Inc.

By:	/s/W. Bibb Lamar, Jr.
Name:	W. Bibb Lamar
Title:	President and Chief Executive Officer

Attest:	/s/F. Michael Johnson
Name:	F. Michael Johnson
Title:	Chief Financial Officer

[CORPORATE SEAL]

LENDER:
Federal Deposit Insurance Corporation as Receiver of Silverton Bank, N.A.

By:	/s/Richard L. Harrington
Name:	Richard L. Harrington
Title:	Post Closing Asset Manager and Attorney-in-Fact pursuant to that certain Limited Power of Attorney dated 10/28/2009

[SEAL]